VARIABLE FACILITY NOTE
(3-Month LIBOR Index Structured ARM)

US $152,362,500.00	January 3, 2012

FOR VALUE RECEIVED, the undersigned (individually and collectively, “Borrower”) jointly and severally (if more than one) promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“Lender”), the principal sum of ONE HUNDRED FIFTY-TWO MILLION THREE HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS (US $152,362,500.00), with interest on the unpaid principal balance from the Effective Date until fully paid at the rates applicable from time to time set forth in this Variable Facility Note (“Note”).

This Note is executed and delivered by Borrower pursuant to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of July 27, 2011, by and among Borrower, Lender and Fannie Mae (as amended, restated or otherwise modified from time to time, the “Master Agreement”), to evidence the obligation of Borrower to repay a Variable Advance made by Lender to Borrower in accordance with the terms of the Master Agreement.  This Note is entitled to the benefit and security of the Loan Documents provided for in the Master Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the Variable Advance evidenced hereby is made.

1.    Defined Terms.  In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Adjustable Rate.  The Initial Adjustable Rate shall be 2.414% per annum until the first Rate Change Date.  From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (a) the Current Index, and (b) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin.

Advance:  The advance evidenced by this Note.

Amortization Period:  Three hundred sixty (360) months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Current Index:  The published Index that is effective on the Business Day immediately preceding the applicable Rate Change Date.

Default Rate:  A rate equal to the lesser of four (4) percentage points above the then-applicable Adjustable Rate or the maximum interest rate which may be collected from Borrower under applicable law.

Effective Date:  The date of this Note.

First Interest Only Payment Date: The first day of February, 2012.

First Principal and Interest Payment Date:  The first day of June, 2014.

Indebtedness:  The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

Index:  The British Bankers Association fixing of the London Inter-Bank Offered Rate for 3-month U.S. Dollar-denominated deposits as reported by Reuters through electronic transmission.  If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

Initial Adjustable Rate:  2.414% per annum until the first Rate Change Date.

Last Interest Only Payment Date:  The first day of May, 2014.

Lender:  The holder of this Note.

Loan Year:  The period beginning on the Effective Date and ending on the day before the fourth Rate Change Date and each successive twelve- (12) month period thereafter.

Margin: 1.87%, which amount includes the Variable Facility Fee.

Master Agreement:  The Second Amended and Restated Master Credit Facility Agreement dated as of July 27, 2011, and executed by (or joined into by) and among Borrower and Lender, as the same may be amended, modified or supplemented from time to time.

Maturity Date: The first day of May, 2023, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Payment Change Date:  The first day of each month following the First Interest Only Payment Date until this Note is repaid in full.

Prepayment Lockout Period:  That period of time as may be stated in Schedule A attached hereto, if any.

Prepayment Premium Term:  The period beginning on the Effective Date and ending on the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

Rate Change Date:  The first day of the month which is the second month following the First Interest Only Payment Date and the first day of every third month thereafter until this Note is repaid in full.

Security Instrument:  Individually and collectively, various multifamily mortgages, deeds to secure debt or deeds of trust described in the Master Agreement.

Servicing Payment Date:  Two (2) Business Days prior to the date each monthly payment is due under this Note.

Variable Facility Fee:  Has the meaning set forth in the Master Agreement.

Event of Default and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Master Agreement or, if not defined in the Master Agreement, as defined in the Security Instrument.

2. Address for Payment.  All payments due under this Note shall be payable at PNC Bank, National Association, 26901 Agoura Road, Suite 200, Calabasas Hills, California 91301, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest.  This Note will accrue interest on the outstanding principal balance at the Adjustable Rate.  Principal and interest shall be paid as follows:

(a) Short Month Interest.  If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Effective Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.  Notwithstanding the foregoing, for the purposes of this Note, January 3, 2012 (as the first Business Day of the month) shall be deemed the first date of the month and no stub interest shall be due upon the execution of this Note.

(b) Interest Accrual.  Interest shall accrue on the unpaid principal balance of this Note at the Adjustable Rate and shall be computed on an actual/360 basis.  The amount of interest payable each month by Borrower pursuant to Section 3(d) below will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the applicable Adjustable Rate, dividing the product by three hundred sixty (360) and multiplying the quotient by the actual number of days elapsed during the month.  Borrower understands that the amount of interest payable each month will vary based on the unpaid principal balance of this Note, the Adjustable Rate and the actual number of calendar days during such month.

(c) Adjustable Rate.  The Initial Adjustable Rate shall be in effect until the first Rate Change Date.  On the first Rate Change Date and each Rate Change Date thereafter, the Adjustable Rate shall change until the Loan is repaid in full.  From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to three (3) decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin.  Accrued interest on this Note shall be paid in arrears.

(d) Monthly Payments.  Borrower acknowledges and agrees to pay all payments required each month as set forth below (the “Required Monthly Payments”) due under this Note to Lender on the Servicing Payment Date even though such Required Monthly Payments are due on the first day of every month.  Select one (1) only:

☐
Amortizing Advance.  If the Advance is an amortizing Advance, consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment, shall be payable on the First Payment Date and on the first day of each month thereafter until the entire unpaid principal balance evidenced by this Note is fully paid.  Any remaining principal and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date.    The initial Required Monthly Payment shall be ___________________________________ Dollars (US $____________).  Thereafter, on each Payment Change Date the Required Monthly Payment shall change based on the then-current unpaid principal balance of this Note, the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month, and shall be in an amount equal to the sum of (i) a principal payment equal to  ____________________________________ Dollars (US $_____________) plus (ii) an interest payment calculated utilizing the accrual method stated in Section 3(b) above.

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Partial Interest Only Advance.  If the Advance is a partial interest only Advance, consecutive monthly installments of interest only, each in the amount of the Required Monthly Interest Only Payment (defined below), shall be payable on the First Interest Only Payment Date and on each Payment Change Date until and including the Last Interest Only Payment Date.  The initial Required Monthly Interest Only Payment shall be Three Hundred Sixteen Thousand Seven Hundred Nineteen and 31/100 Dollars (US $316,719.31) (the “Required Monthly Interest Only Payment”). Thereafter, on each Payment Change Date until and including the Last Interest Only Payment Date, the Required Monthly Interest Only Payment shall change based on the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month.  Commencing on the First Principal and Interest Payment Date and on each Payment Change Date thereafter, consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Principal and Interest Payment (defined below, and together with the Required Monthly Interest Only Payment, the “Required Monthly Payment”), shall be payable until the entire unpaid principal balance evidenced by this Note is fully paid.  Any remaining principal and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date. The Required Monthly Principal and Interest Payment shall change based on the then-current unpaid principal balance of this Note, the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month, and shall be in an amount equal to the sum of (i) a a principal payment equal to Two Hundred Two Thousand One Hundred Eight and 42/100 Dollars (US $202,108.42) plus (ii) an interest payment calculated utilizing the accrual method stated in Section 3(b) above (the “Requirement Monthly Principal and Interest Payment”).

(e) Notice of Change in Required Monthly Payment. Before each Payment Change Date, Lender shall calculate the Required Monthly Payment due on the next Payment Change Date and shall notify Borrower (in the manner specified in the Master Agreement for giving notices) of the Required Monthly Payment next due.

(f) Correction to Required Monthly Payment.  If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Required Monthly Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Required Monthly Payment (and the corrected Adjustable Rate, if applicable) and (i) if the corrected amount of the Required Monthly Payment represents an increase, then Borrower shall, within thirty (30) calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Required Monthly Payment not been miscalculated, or (ii) if the corrected amount of the Required Monthly Payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Security Instrument or any other loan document evidencing or securing the Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Required Monthly Payment not been miscalculated.

(g) Payments Before Due Date.  Any regularly scheduled monthly installment of interest only (during the interest-only period set forth in Section 3(d) above) or principal and interest (during the period in which principal and interest is due as also set forth in Section 3(d) above) that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

(h) Accrued Interest.  Any accrued interest remaining past due for thirty (30) days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note.  Any reference herein to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4. Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender shall apply that payment in the manner set forth in the Master Agreement.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security.  The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6. Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Section 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower.  Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge.  MONTHLY PAYMENTS UNDER THIS NOTE ARE DUE ON THE FIRST DAY OF EACH AND EVERY MONTH UNTIL THIS NOTE IS PAID IN FULL.  BORROWER HEREBY AGREES THAT SUCH PAYMENTS SHALL BE MADE TO LENDER ON THE SERVICING PAYMENT DATE.  THERE IS NO “GRACE” PERIOD FOR ANY MONTHLY INSTALLMENTS DUE HEREUNDER. If any monthly installment due hereunder is not received by Lender on or before the first day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender before or on the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such monthly installment or other amount due.  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Advance and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8. Default Rate.  So long as any monthly installment or any other payment due under this Note remains past due for thirty (30) days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at the Default Rate.  If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate.  Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Advance, that, during the time that any monthly installment or payment under this Note is delinquent for more than thirty (30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than thirty (30) days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent Advance.

9. Limits on Personal Liability.  The provisions of Article 15 of the Master Agreement (entitled “Personal Liability of Borrower”) concerning the non-recourse nature of the Indebtedness are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

10. Lockout; Voluntary and Involuntary Prepayments.

(a) Subject to the terms of the Master Agreement, Borrower may voluntarily prepay all or a portion of the indebtedness evidenced hereby subject to the prepayment provisions and any Prepayment Lockout Period described in Schedule A.

(b) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(i) At any time after the expiration of the Prepayment Lockout Period, Borrower may voluntarily prepay all or a portion of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the “Last Day of the Month”) and only if Borrower has complied with all of the following:

(A) Borrower must give Lender at least thirty (30) days (if given via U.S. Postal Service) or twenty (20) days (if given via facsimile, email or overnight courier), but not more than sixty (60) days, prior written notice of Borrower’s intention to make a prepayment (the “Prepayment Notice”).  The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender.  The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the “Intended Prepayment Date”).

(B) Borrower acknowledges that Lender is not required to accept any voluntary prepayment of this Note on any day other than the Last Day of the Month even if Borrower has given a Prepayment Notice with an Intended Prepayment Date other than the Last Day of the Month or if the Last Day of the Month is not a Business Day.  Therefore, even if Lender accepts a voluntary prepayment on any day other than the Last Day of the Month, for all purposes (including the accrual of interest and the calculation of the prepayment premium), any prepayment received by Lender on any day other than the Last Day of the Month shall be deemed to have been received by Lender on the Last Day of the Month and any prepayment calculation will include interest to and including the Last Day of the Month in which such prepayment occurs.  If the Last Day of the Month is not a Business Day, then Borrower must make the payment on the Business Day immediately preceding the Last Day of the Month.

(C) Any prepayment shall be made by paying (1) the amount of principal being prepaid, (2) all accrued interest (calculated to the Last Day of the Month),

        (3) all other sums due Lender at the time of such prepayment, and (4) the prepayment premium calculated pursuant to Schedule A.

(D) If, for any reason, Borrower fails to prepay this Note within five (5) Business Days after the Intended Prepayment Date, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium pursuant to Schedule A based upon the date that Borrower actually prepays this Note.  Notwithstanding the foregoing, if the delayed prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall (1) have the right, but not the obligation, to recalculate the prepayment premium pursuant to Schedule A based upon the date that Borrower actually prepays this Note and (2) recalculate the amount of interest payable.  In either instance, for purposes of recalculation, such new prepayment date shall be deemed the “Intended Prepayment Date.”

(ii) After receipt of a partial prepayment, Lender shall re-calculate the scheduled monthly installment of interest only or principal and interest, as applicable, for each subsequent monthly installment due hereunder.  The subsequent principal payments shall be calculated by amortizing the remaining unpaid principal balance of this Note over the Remaining Amortization Period (as defined below) utilizing an interest rate equal to 5.50% and the interest computation basis selected in Section 3(b) above.  As used herein, “Remaining Amortization Period” shall mean the Amortization Period minus the number of scheduled monthly payments that have elapsed since the date of this Note (excluding scheduled monthly payments of interest only, if any).

Lender shall notify Borrower of the new required monthly installment (which shall replace the amount(s) set forth in Section 3(d) above) following receipt of a partial prepayment and Borrower shall execute any amendment to this Note requested by Lender to evidence such new required monthly installment(s).

(iii) Upon Lender’s exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

(iv) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

(c) Notwithstanding the provisions of Section 10(b), no prepayment premium shall be payable (i) with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under any Security Instrument, (ii) as provided in subparagraph (c) of Schedule A, or (iii) in connection with a conversion of this Note to a Fixed Facility Note pursuant to the terms of the Master Agreement.

(d) Schedule A is hereby incorporated by reference into this Note.

(e) Any prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments.

(f) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties.  Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

(g) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Advance evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to the prepayment premium provisions.

11. Costs and Expenses.  Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers.  Except as expressly provided in the Master Agreement, presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

14. Advance Charges.  Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Advance evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents.  Neither this Note nor any of the other Loan

Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Advance is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15. Commercial Purpose.  Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16. Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.  The provisions of Section 17.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

18. Captions.  The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19. Notices.  All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 17.08 of the Master Agreement.

20. Security for this Note.   The indebtedness evidenced by this Note is secured by other Security Documents executed by Borrower or its Affiliates.  Reference is made hereby to the Master Agreement and the Security Documents for additional rights and remedies of Lender relating to the Indebtedness evidenced by this Note.  Each Security Document shall be released in accordance with the provisions of the Master Agreement and the Security Documents.

21. Variable Facility.  This Note is issued as part of the Variable Facility established in accordance with the terms of the Master Agreement.  Borrower may not re-borrow any amounts under this Note which it has previously borrowed and repaid under this Note provided that Borrower may preserve Unused Capacity pursuant to the terms of the Master Agreement.

22. Cross-Default with Master Agreement.  The occurrence of an Event of Default under the Master Agreement shall constitute an “Event of Default” under this Note, and, accordingly, upon the occurrence of an Event of Default under the Master Agreement, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.  Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

SUN SECURED FINANCING LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:           /s/ Jonathan M. Colman
Name:     Jonathan M. Colman
Title:	Executive Vice President

ASPEN – FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership

By:	Sun GP L.L.C., a Michigan limited liability company, its general partner

By:	Sun Communities, Inc., a Maryland Corporation, its manager

By:           /s/ Jonathan M. Colman
Name:      Jonathan M. Colman
Title:	Executive Vice President

SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP, a Michigan limited partnership

By:	Sun Secured Financing GP, Inc., a Michigan corporation, its general partner

By:           /s/ Jonathan M. Colman
Name:       Jonathan M. Colman
Title:	Executive Vice President

SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:         /s/ Jonathan M. Colman
Name:     Jonathan M. Colman
Title:	Executive Vice President

SUN HOLLY FOREST LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:          /s/ Jonathan M. Colman
Name:     Jonathan M. Colman
Title:	Executive Vice President

SUN SADDLE OAK LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member

By:	Sun Communities, Inc., a Maryland Corporation, its general partner

By:           /s/ Jonathan M. Colman
Name:     Jonathan M. Colman
Title:	Executive Vice President

Pay to the order of ________________________________________, without recourse.

PNC BANK, NATIONAL ASSOCIATION

By:           /s/ Tim White
Name:      Tim White
Title:        EVP

SCHEDULE A

PREPAYMENT PREMIUM

[1% PREPAYMENT PREMIUM]

Notwithstanding Section 10 of this Note, Borrower shall not have the right voluntarily to prepay any of the principal of this Note before the first anniversary of the date of this Note (the “Prepayment Lockout Period”).  The preceding sentence shall not apply to a prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

Any prepayment premium payable under Section 10 of this Note shall be computed as follows:

(a)           Borrower shall have no right to make a voluntary prepayment of this Note, in whole or in part, during the Prepayment Lockout Period.  If, during the Prepayment Lockout Period, Lender accelerates the unpaid principal balance of this Note or otherwise applies collateral held by Lender to the repayment of any portion of the unpaid principal balance as permitted in Section 10(b)(ii) of the Note (if any), the prepayment premium shall be equal to the following percentage of the amount of principal being prepaid at the time of such acceleration or application:

5.00%

(b)           If, during the second Loan Year through the Maturity Date, Borrower makes a voluntary prepayment of this Note, Lender accelerates the unpaid principal balance of this Note, or the Lender applies collateral held by Lender to the repayment of any portion of the unpaid principal balance as permitted in Section 10(b)(ii) of the Note (if any), the prepayment premium shall be equal to the following percentage of the amount of principal being prepaid at the time of such prepayment, acceleration or application:

Second Loan Year	1.00%
Third Loan Year	1.00%
Fourth Loan Year	1.00%
Fifth Loan Year through Maturity Date	1.00%

(c)         Notwithstanding the foregoing or the provisions of Section 10(b) of this Note, no prepayment premium shall be payable with respect to any prepayment made on or after the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

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